EXHIBIT 99.1

Via Renewables, Inc. Announces 1 for 5 Reverse Stock Split

HOUSTON, March 20, 2023 (ACCESSWIRE) – Via Renewables, Inc. (“Via Renewables” or the “Company”) (NASDAQ: VIA, VIASP), an independent retail energy services company, announced that its shareholders overwhelmingly approved a proposal by the Company’s Board of Directors to consummate a reverse stock split of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”), at a ratio between 1 for 2 to 1 for 5 and (ii) Class B common stock, par value $0.01 per share (the “Class B common stock” and, together with the Class A common stock, the “Common Stock”), at a ratio between 1 for 2 to 1 for 5, with such ratios to be determined by the Chief Executive Officer or the Chief Financial Officer of the Company, or to determine not to proceed with the reverse stock split, without further approval or authorization of the Company’s shareholders, during a period of time not to exceed the one-year anniversary of the date on which the reverse stock split is approved by the Company’s shareholders (the “Reverse Stock Split”).

The Company plans to file today with the Delaware Secretary of State the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split for each share of Common Stock issued and outstanding as of March 21, 2023 at 5:30 PM ET. Other than the Reverse Stock Split, no changes were made to the Company’s Amended and Restated Certificate of Incorporation.

As a result of the Reverse Stock Split, every five shares of issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be rounded up the next whole number. The number of authorized shares of Common Stock under the Company’s Amended and Restated Certificate of Incorporation as amended by the Certificate of Amendment, will remain unchanged at 120,000,000 shares of Class A common stock and 60,000,000 shares of Class B common stock.

In connection with the Reverse Stock Split, the CUSIP number for the Company’s Class A common stock will change. At the beginning of trading on March 22, 2023 or as soon thereafter as practicable (the “Marketplace Effective Date”), the Company’s Class A common stock is expected to begin trading on a reverse stock split-adjusted basis on the NASDAQ Global Select Market under the CUSIP number 92556D304. The trading symbol for the Class A common stock will remain “VIA.”

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on February 27, 2023, the relevant portions of which are incorporated herein by reference.

About Via Renewables, Inc.

Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for natural gas and electricity. Headquartered in Houston, Texas, Via Renewables currently operates in 103 utility service territories across 20 states and the District of Columbia. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at https://viarenewables.com/. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” "could," “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this press release are forward-looking statements. The forward-looking statements include statements regarding the anticipated filing of the Certificate of Amendment to consummate the Reverse Stock Split and the expected Marketplace Effective Date for the Reverse Stock Split. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.

The forward-looking statements in this press release are subject to risks and uncertainties. All forward-looking statements speak only as of the date of this press release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For further information, please contact:

Investor Relations:

Stephen Rabalais,

832-200-3727

Media Relations:

Kira Jordan,

832-255-7302